Exhibit 21

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

LIST OF SUBSIDIARIES OF THE REGISTRANT

The following are current subsidiaries of the Registrant.

Subsidiary and Name under Which Business Is Done	Where Organized
Auto Circuits, Inc.	Massachusetts
Benchmarq Microelectronics Corporation of South Korea	Delaware
Burr-Brown Europe Limited	United Kingdom
Burr-Brown International Holding Corporation	Delaware
Butterfly Communications Inc.	Delaware
Condat Edinburgh Ltd.	United Kingdom
European Engineering and Technologies S.p.A.	Italy
ICOT International Limited	United Kingdom
Intelligent Instrumentation GmbH	Germany
Intelligent Instrumentation, Inc.	Arizona
Intelligent Instrumentation S.A.	France
Intelligent Instrumentation S.R.L.	Italy
Telogy Networks, Inc.	Delaware
Texas Instrumentos Eletronicos do Brasil Limitada	Brazil
Texas Instruments Asia Limited	Delaware
Texas Instruments Australia Pty Limited	Australia
Texas Instruments (Bahamas) Limited	Bahamas
Texas Instruments Belgium S.A.	Belgium
Texas Instruments Berlin AG	Germany
Texas Instruments Business Expansion GmbH	Germany
Texas Instruments Canada Limited	Canada
Texas Instruments (Changzhou) Co., Ltd.	China
Texas Instruments (China) Company Limited	China
Texas Instruments China Incorporated	Delaware
Texas Instruments de Mexico, S. de R.L. de C.V.	Mexico
Texas Instruments Denmark A/S	Denmark
Texas Instruments Deutschland GmbH	Germany
Texas Instruments Espana, S.A.	Spain
Texas Instruments Finance GmbH & Co. KG	Germany
Texas Instruments Foreign Sales Corporation	Barbados
Texas Instruments France S.A.	France
Texas Instruments Gesellschaft m.b.H.	Austria
Texas Instruments Holland B.V.	Netherlands
Texas Instruments Hong Kong Limited	Hong Kong
Texas Instruments (India) Private Limited	India
Texas Instruments Insurance (Bermuda) Limited	Bermuda
Texas Instruments International Capital Corporation	Delaware
Texas Instruments International (Overseas) Limited	United Kingdom
Texas Instruments International Trade Corporation	Delaware
Texas Instruments International (U.S.A.) Inc.	Delaware
Texas Instruments (Ireland) Limited	Ireland
Texas Instruments Israel Ltd.	Israel
Texas Instruments Israel Trading (2003) Ltd.	Israel
Texas Instruments Italia S.p.A.	Italy
Texas Instruments Japan Limited	Japan
Texas Instruments Korea Limited	Korea
Texas Instruments Limited	United Kingdom

Texas Instruments Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Oy	Finland
Texas Instruments Palo Alto Incorporated	California
Texas Instruments (Philippines) Incorporated	Delaware
Texas Instruments Richardson LLC	Delaware
Texas Instruments Santa Rosa Incorporated	California
Texas Instruments Semiconductor Technologies (Shanghai) Co., Ltd.	China
Texas Instruments (Shanghai) Co., Ltd.	China
Texas Instruments Singapore (Pte) Limited	Singapore
Texas Instruments Sunnyvale Incorporated	Delaware
Texas Instruments Supply Company	Texas
Texas Instruments Taiwan Limited	Taiwan
Texas Instruments Trade & Investment Company S.A.	Panama
Texas Instruments Tucson Corporation	Delaware
TI Europe Limited	United Kingdom
TI Mexico Trade, S.A. de C.V.	Mexico
TI (Philippines), Inc.	Philippines
Unitrode Corporation	Maryland
Unitrode-Maine	Maine